UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

__________________

June 22, 2012

Date of Report (Date of Earliest event reported)

TEXAS GULF ENERGY, INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Nevada	333-149857	26-0338889
(State or other Jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1602 Old Underwood Road, La Porte, TX	77571
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(281) 867-8400

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 submission of matters to a vote of security holders.

On June 22, 2012, Texas Gulf Energy, Incorporated, a Nevada corporation (the “Company”), held a Special Meeting in Lieu of Annual Meeting of Stockholders (the “Meeting”). At the Meeting, David Mathews and Craig Crawford were elected as directors to serve for a one (1) year term or until their successors are duly elected and qualified. Also, at the Meeting, the stockholders ratified the appointment by the Company’s Board of Directors of LBB and Associates, Ltd., LP as the Company’s independent registered accounting firm for the Company's fiscal year ending December 31, 2012. No other business was conducted at the Meeting.

The following table shows the vote tabulations for each matter voted upon by the stockholders and includes all votes by holders of Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock:

Matter	Votes Cast For	Votes Cast Against/Withheld	Abstentions	Broker Non-Votes
Election of Directors:
David Mathews	351,366,090	329	5,676	-0-
Craig Crawford	351,365,494	925	5,676	-0-
Ratification of LBB and Associates, Ltd., LP as Independent Registered Public Accounting Firm:	352,215,610	578	80,087	-0-

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2012	TEXAS GULF ENERGY, INCORPORATED

	By:	/s/ Craig Crawford
	Name:	Craig Crawford
	Title:	Chief Financial Officer

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